UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Vivani Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road
Alameda, California		94502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-8462

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VANI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, the Board of Directors (the “Board”) of Vivani Medical, Inc. (“Vivani”) on the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously appointed Daniel Bradbury to fill a newly created vacancy on the Board resulting from the expansion of the number of members of the Board from five to six. Mr. Bradbury was appointed as director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2025 or until his earlier resignation, death or removal. Mr. Bradbury has also been appointed to serve as a member of the Audit Committee of the Board.

Mr. Bradbury is the Managing Member of BioBrit, LLC, a Life Sciences Consulting and Investment Firm and is the Executive Chairman and Co-Founder of Equillium, Inc., a publicly traded biopharmaceutical company, focused on developing products to treat severe autoimmune and inflammatory disorders with high unmet medical need. He has served as the Chief Executive Officer of Equillium until January 2020. Mr. Bradbury is the former President, Chief Executive Officer, and Director of Amylin Pharmaceuticals, Inc. (“Amylin”), a biopharmaceutical company which focused on the development of drug candidates for the treatment of serious metabolic diseases. He served as Amylin’s Chief Executive Officer from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012. Before joining Amylin, he worked in marketing and sales roles for 10 years at SmithKline Beecham Pharmaceuticals. Mr. Bradbury serves on the board of directors of Castle Biosciences, Inc., Equillium, Inc. and several private companies and philanthropic organizations. He earned a Bachelor of Pharmacy degree from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

Mr. Bradbury will be compensated for his service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy. As a non-employee director, Mr. Bradbury is also entitled to receive annual cash retainers of $35,000 for serving as a member of the Board and $10,000 for serving as a member of the Audit Committee of the Board.

Mr. Bradbury has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bradbury and any other person pursuant to which he was appointed as a director of the Company.

A copy of the Company’s press release announcing the appointment of Mr. Bradbury is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated March 6, 2024
104	Cover page interactive data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVANI MEDICAL, INC.

Date: March 6, 2024	By:	/s/ Brigid Makes
Brigid Makes Chief Financial Officer (Principal Financial and Accounting Officer)